Exhibit 5.1

July 10, 2026

Healthcare Triangle, Inc.

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

Re: Healthcare Triangle, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Healthcare Triangle, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by Hudson Global Ventures, LLC (the “Selling Stockholder”), of an aggregate of up to 28,000,000 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), comprised of: (i) up to 27,950,000 shares of Common Stock (the “ELOC Shares”) that we have reserved for sale to the Selling Stockholder under the Purchase Agreement, dated June 12, 2026, by and between the Company and the Selling Stockholder (the “ELOC Purchase Agreement”); (ii) up to 50,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of a warrant (the “Warrant”) to purchase 50,000 shares of Common Stock, issued to the Selling Stockholder pursuant to the terms of the ELOC Purchase Agreement as a commitment fee.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or any prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein.

As such counsel, we have examined and relied upon the Registration Statement and the Prospectus contained therein, the Company’s Amended and Resated Certificate of Incorporation, as amended, the Amended and Restated Bylaws, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”). Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When issued and paid for in accordance with the ELOC Purchase Agreement, the ELOC Shares will be duly authorized and, when issued upon receipt by the Company of the consideration therefor, will be validly issued, fully paid and non-assessable.

2. The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and the Warrant Shares, when and if issued upon exercise of the Warrant in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

The foregoing opinions are qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW